SUPPLEMENT NO. 2 TO                             Filed pursuant to Rule 424(b)(3)
Prospectus Supplement dated July 20, 2000       SEC File No. 333-74467
(To Prospectus dated July 20, 2000)

                                  $172,094,155
                                 (Approximate)


                 [LOGO OF FIRST HORIZON HOME LOAN CORPORATION]


                           Seller and Master Servicer

                First Horizon Mortgage Pass-Through Trust 2000-3
                                     Issuer


               Mortgage Pass-Through Certificates, Series 2000-3
            Distributions  payable monthly commencing in August 2000

                            _______________________


     Notwithstanding anything to the contrary in the table of minimum denominations set forth on page S-6 of the prospectus supplement dated July 20, 2000 to the prospectus dated July 20, 2000 with respect to the above captioned series of mortgage pass-through certificates, the Class A-2 Certificates shall be issued in minimum denominations of $1,000 and in incremental multiples of $1,000 in excess of such minimum denomination.

                            _______________________



             The date of this Supplement No. 2 is November 15, 2000